Exhibit 99.B(d)(49)

Schedule A
to the
Sub-Advisory Agreement
between
SEI Investments Management Corporation
and
INTECH Investment Management LLC

Dated August 28, 2003, as amended, September 30, 2005, February 24, 2006, March 30, 2009, June 35, 2010, January 4, 2011, June 30, 2011, January 20, 2012 and December 6, 2016

SEI INSTITUTIONAL INVESTMENTS TRUST

Large Cap Disciplined Equity Fund
World Select Equity Fund

Schedule B
to the
Sub-Advisory Agreement
between
SEI Investments Management Corporation
and
INTECH Investment Management LLC

Dated August 28, 2003, as amended, September 30, 2005, February 24, 2006, March 30,
2009, June 25, 2010, January 4, 2011, June 30, 2011, January 20, 2012 and December 6,

2016

Pursuant to Paragraph 4, the Adviser shall pay the Sub-Adviser compensation at an annual rate as follows:

SEI INSTITUTIONAL INVESTMENTS TRUST

Large Cap Disciplined Equity Fund                                                 [REDACTED]

World Select Equity Fund

The fee for the SEI Global Aggressive Mandate (within the SIIT World Select Equity Fund) will be calculated based on the average monthly value of the Assets of the Fund managed by the Sub-Adviser aggregated with the average monthly value of the assets of such other SEI mutual funds or accounts with similar mandates (i.e., global aggressive) as the Sub-Adviser may now or in the future agree to provide investment advisory/sub-advisory services.

The SEI Global Aggressive mandate’s fee will be its pro rata portion of the total fee calculated as set forth below:

[REDACTED]

As of the Commencement Date of this Agreement the SEI Global Aggressive funds are as follows:

•      SEI GMF the SEI Global Equity Fund;

•      SEI GIF the SEI Global Select Equity Fund; and

•      SIIT World Select Equity Fund.

Agreed and Accepted:

SEI Investments Management Corporation	INTECH Investment Management LLC

By:	By:

/s/ William T. Lawrence	/s/ Justin B. Wright

Name:	Name:

William T. Lawrence	Justin B. Wright

Title:	Title:

Vice President	Executive Vice President